UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

PB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

                               (860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of the stockholders of the Company was held on November 2, 2018.

(b)	The matters considered and voted on by the stockholders at the annual meeting and the votes of the stockholders were as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

	Shares Voted	Votes	Broker
	For	Withheld	Non-Vote
Thomas A. Borner	3,703,450	126,747	2,483,371
Richard A. Loomis	3,703,454	126,743	2,483,371
John P. Miller	3,715,279	114,918	2,483,371

2.	The appointment of Wolf & Company, P.C. as independent registered public accounting firm for the fiscal year ending June 30, 2019 was ratified by the stockholders by the following vote:

Shares Voted	Shares Voted
For	Against	Abstentions
6,078,000	163,753	71,815

There were no non-broker votes on the proposal.

3.	An advisory, non-binding resolution to approve the executive compensation:

Shares Voted	Shares Voted		Broker
For	Against	Abstentions	Non-Vote
3,602,927	116,215	111,055	2,483,371

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANCORP, INC.

Dated: November 7, 2018	By: /s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice-President and Chief
Financial Officer